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                                                                    EXHIBIT 10.2

                                    STANDARD
                               OFFICE SPACE LEASE


         AGREEMENT made as of this 17th day of September, 1999, by and between the following parties: 224 HARRISON ASSOCIATES LLC, a New York limited liability company, having an office at 4 Clinton Square, Syracuse, New York 13202 ("Landlord"), and APPLIED THEORY CORPORATION, a corporation duly organized under the laws of the State of Delaware having its principal office at 125 Elwood Davis Road, Liverpool, New York 13088 ("Tenant").

                                   WITNESSETH:

                                   ARTICLE 1

                                    PREMISES

1.01     PREMISES

         Landlord hereby leases to Tenant and Tenant hereby leases and hires from Landlord those certain premises located in the building commonly known as "THE SYRACUSE BUILDING" (the "Building") which is located at 224 Harrison Street in the City of Syracuse, County of Onondaga and State of New York, which premises are outlined on the plan attached as Exhibit "A" (the "Premises"), together with the right to use, in common with others, the Building Commons Areas and Outside Common Areas as hereinafter defined. For purposes of this Paragraph 1.01, the sum of the square feet in the Premises and Tenant's share of Building Common Areas (as defined in Paragraph 1.02 hereof) shall be the aggregate of approximately 36,126 SQUARE FEET, being comprised of approximately
(a) 13,416 square feet on each of the 7TH and 8TH floors of the Building, (b) 1,456 leaseable square feet (including the Common Area Factor defined in Paragraph II of the Addendum of this Lease) located on the 2ND floor of the Building, and (c) 7,838 leaseable square feet (including the Common Area Factor) located on the 6TH floor of the Building. The Premises shall include the area bounded by: the center line of any walls common to adjacent tenants, the Building Common Area, side of any wall adjoining Building Common Areas (but not the surface thereof), the line established by the exterior face of the exterior walls of the Building and the exterior face of any windows in the exterior walls of the Building, the concrete floor surface of the Premises and the lower surface of the next higher floor (or roof). Subject to Paragraph X of the "Addendum" (defined in Section 22.24), Landlord reserves unto itself, its successors and assigns, the right to install, maintain, use, repair and replace pipes, ducts, conduits, wires and structural elements leading through the Premises in locations which will not materially or unreasonably interfere with Tenant's use of or access to the Premises and which do not diminish the useable square footage of the Premises. No right to use any part of the exterior of tile Building and no easement for light or air are included in the lease of the Premises hereby made.

1.02     DEFINITION OF BUILDING COMMON AREAS

         "Building Common Areas" shall be defined to mean all areas, space, equipment, and signs made available by Landlord specifically for the Building or for the common or joint use and

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benefit of all the tenants in the Building, their employees, agents, customers, visitors and other invitees, including without limitation hallways, corridors, trash rooms, mechanical and electrical rooms, storage rooms, stairways, entrances, elevators, rest rooms, lobbies, stairs, loading docks, pedestrian walks, roofs and basements, janitor's and storage closets within the Building and all other common rooms and common facilities within the Building.

1.03     DEFINITION OF OUTSIDE COMMON AREAS

         The term "Outside Common Areas" is defined to mean the land described on Exhibit "B" attached hereto and made a part hereof, or such portion thereof as may from time to time devoted to uses associated with the Building, and any adjacent or contiguous land which may from time to time be devoted to such uses, together with such improvements as may from time to time be erected upon or under any of such lands, including, but not limited to, surface and subsurface parking areas, lighting facilities, utility lines, sidewalks, covered walkways, underground walkways, driveways, plazas, courts, sidewalks, retaining walls, access roads, truck serviceways, landscaped areas, signs, and equipment.

                                    ARTICLE 2

                                  TERM OF LEASE

2.01     TERM

         The term of this Lease shall be Eight (8) years commencing as of the Term Commencement Date determined in accordance with Section 2.02, below, and expiring as of the day which is the day prior to the eighth (8th ) anniversary of the Term Commencement Date (said date being herein referred to as the "Expiration Date"), unless earlier terminated pursuant to the provisions of this Lease.

2.02     TERM COMMENCEMENT

         (a) The term of this Lease shall commence on the earlier to occur of
(i) the expiration of ten (10) days following the date of Tenant's receipt of "Landlord's Notice of Substantial Completion" (defined in Section 2.02(b), below, and (ii) the date on which Tenant opens for business in the Premises. The date of commencement of the term of this Lease is herein referred to as the "Term Commencement Date". The word "term" shall, unless otherwise expressly provided to the contrary, be deemed to include the initial and any renewal term exercised by Tenant.

         (b) The Premises shall be deemed to be "Substantially Complete" on the date Landlord has completed "Landlord's Work" (defined in Section 4.01, below) such that:

         (i) Tenant can begin installation of its fixtures and equipment without interference from Landlord's workmen;

         (ii) adequate facilities exist for access to and egress from the Premises;


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         (iii) Landlord has completed Landlord's Work in accordance with
     Tenant's plans, subject to minor punch-list items, and has secured a certificate of occupancy for the Premises, or evidence that the Premises qualify for the same based upon completion of Landlord's Work; and

         (iv) all major Building systems, including the electrical, plumbing, sprinkler and other fire safety systems, heating, ventilating, and air conditioning ("HVAC") systems, utilities and elevators (collectively, "Building Systems") are installed and are in good working order.

         Upon Substantial Completion of Landlord's Work, Landlord or its architect will notify Tenant in writing that the Premises are Substantially Completed as herein required ("Landlord's Notice of Substantial Completion"), with the exception of minor punch-list items which will not interfere with Tenant's installations and work in order to outfit the Premises for Tenant's use. Landlord will complete the punch-list items of Landlord's Work within thirty (30) days after Landlord's receipt of Tenant's punch-list. Tenant shall provide a punch-list to Landlord within thirty (30) days after Tenant's receipt of Landlord's Notice of Substantial Completion, subject to reasonable extension(s) as may be required to perform the work and/or obtain necessary parts or items to perform the work, provided that Landlord continues with all due diligence to perform the work and obtain such parts/items as may be necessary to complete the punch-list items within a reasonable period of time.

         (c) Tenant may, prior to the Term Commencement Date, and without incurring any liability for payment of Fixed Monthly Rent, Additional Rent or other charges, enter into the Premises to perform work thereto (including the installation of telephone lines, data and computer lines), and to place and install Tenant's personal property, equipment and trade fixtures, in any part of the Premises (collectively, "Tenant's Work"), at Tenant's expense, provided, however that the performing of Tenant's Work (1) does not cause undue interference or delay in the completion of Landlord's Work; and (2) shall be at Tenant's sole risk.

2.03     CONDITION OF PREMISES

         Tenant's taking possession shall be conclusive evidence as against Tenant that the Premises were in good order and satisfactory condition when Tenant took possession, excepting (i) any punch-list items of Landlord's Work, which Landlord will complete with due diligence and minimum disruption to Tenant in the Premises within thirty (30) days of Landlord's receipt of Tenant's punch-list, (ii) any condition of Landlord's Work, the Premises as delivered or any Building System which is unacceptable to Tenant, in Tenant's reasonable discretion, and of which Tenant gives Landlord written notice within thirty (30) days following the Warranty Period, as defined in Section 4.01, below, and (iii) latent defects. At the expiration or sooner termination of this Lease, Tenant shall return the Premises broom-clean and in as good condition as when Tenant took possession, ordinary wear and loss by fire or other casualty excepted, failing which the Landlord may restore the Premises to such condition and Tenant shall pay the reasonable cost thereof.


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                                   ARTICLE 3

                       RENT, TAXES, LEASE YEAR AND PARKING

3.01     FIXED ANNUAL RENT

         Tenant agrees to pay to Landlord at the offices of Landlord, or at such other place designated by Landlord, without any prior demand therefor and without any deduction or set-off whatsoever except as may be specifically herein permitted, as fixed annual rent,

                                                        FIXED                     FIXED                     PER
MONTH OF INITIAL TERM:                              ANNUAL RENT:              MONTHLY RENT:             SQUARE FOOT:
----------------------                              ------------              -------------             ------------
Term Commencement Date through the sixth
(6th) full calendar month of the initial
term, inclusive:                                        $0.00                     $0.00                    $0.00

Seventh (7th) full calendar month through                                                                  $12.00
the end of the initial term, inclusive:              $433,512.00                36,126.00                per annum

each equal monthly installments (the "fixed monthly rent") payable in advance upon the first day of each calendar month during the term hereof. The monthly installments shall be deemed to have been paid upon such first day only if actually received by such first day.

         If the term shall commence or expire upon a day other than the first (or in the case of termination the last) day of a calendar month, Tenant shall pay, upon the Term Commencement Date, and on the first day of the last calendar month, a pro rata portion of the fixed monthly rent and additional rent for the first and last fractional calendar month, respectively, prorated on a per term basis with respect to such fractional calendar month based upon the actual number of days in those months.

3.02     TAXES

         (a) Landlord shall in the first instance, during the term of this Lease, pay to the public officers charged with the collection thereof, all Building Taxes as hereinafter defined.

         The term "Building Taxes" shall be deemed to include (i) all real property taxes (which shall be deemed to include all property taxes and assessments, water and sewer rents, rates and charges, parking surcharges and any other governmental charges, general and special, ordinary and extraordinary), which may be levied or assessed by any lawful authority against the Building, the Building Common Areas and the Outside Common Areas. The amount required to be paid by Landlord pursuant to any Payment-in-Lieu-of-Tax Agreement between Landlord and any taxing authority having jurisdiction over the Building shall, for purposes of this Lease, be deemed to be a real property tax obligation and included within the definition of Building Taxes.


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         (b) During the term of this Lease, Tenant agrees to pay to Landlord as additional rent, within fifteen (15) days after receipt of Landlord's invoice therefor, Tenant's Allocable Share (computed pursuant to Paragraph 22.11(b) hereof) of the amount by which Building Taxes payable by Landlord under Paragraph 3.02(a) above for each lease year exceeds said Building Taxes payable during the Tax Base Year as hereinafter defined. The term "Tax Base Year" for purposes of this Lease shall mean the calendar year 2000. At the end of each lease year or partial lease year, Landlord will furnish to Tenant a statement setting forth the actual Building Taxes payable during such lease year, comparing such actual Building Taxes with the Building Taxes for Tax Base Year and also comparing Tenant's Allocable Share of the increase as reasonably estimated by Landlord and paid by Tenant with Tenant's Allocable Share of the actual increase in Building Taxes for such lease year. Any overpayment or underpayment by Tenant shall be promptly adjusted by payment, within fifteen
(15) days of the balance of any underpayment for such year by Tenant to Landlord, or by Landlord to Tenant of the balance of any overpayment for such year, or at Landlord's election if any overpayment shall be less than one (1) month's Fixed Monthly Rent, by applying such overpayment by Tenant as a credit to the next succeeding monthly installments of Additional Rent. A copy of the actual tax bill or assessment bill for the Building and the Outside Common Areas from the appropriate taxing authority and upon which the calculation of Tenant's Allocable Share is based shall be submitted by Landlord to Tenant with Landlord's invoice and shall at all times be sufficient evidence of the amount of Building Taxes levied or assessed against the property to which such bill relates.

         (c) Tenant shall at all times be responsible for and pay, before delinquency, all municipal, county, state or federal taxes assessed against its leasehold interest or any fixtures, furnishings, equipment, stock-in-trade or other personal property of any kind owned, installed or used in or on the Premises.

         (d) Should any governmental taxing authority acting under any present or future law, ordinance or regulation, levy, assess or impose a tax, excise, surcharge and/or assessment (other than a tax on net rental income or franchise tax) upon or against the rents payable by Tenant to Landlord, or upon or against the Building, the Building Common Areas or the Outside Common Areas, by way of substitution for or in addition to any existing tax on the Building or tax parcel on which the Building is constructed ("Tax Parcel"), which existing tax comprises a portion of "Building Taxes", Tenant shall be responsible for and shall pay Tenant's Allocable Share of such tax, excise, surcharge and/or assessment in the manner provided in subparagraph (b) above.

         (e) Landlord may seek a reduction in the assessed valuation (for real estate tax purposes) of the Building in which the Premises are situated by administrative or legal proceedings. Tenant shall pay to Landlord Tenant's Allocable Share of Landlord's reasonable, out-of-pocket costs for said proceedings including but not limited to, special counsel, counsel's reimbursable expenses, and special appraiser if required, Tenant's Allocable Share of Landlord's costs being computed under Paragraph 22.11(b); and provided, however, that Tenant's Allocable Share of such costs shall not exceed any tax savings realized as a result of Landlord's successful reduction in the assessment of the Building. Upon receipt of any refund resulting from any proceeding for which Tenant has paid Tenant's Allocable Share of Landlord's costs and has paid Tenant's Allocable Share of excess Building Taxes under Paragraph 3.02(b) above, Landlord shall (after deducting Landlord's costs to obtain such refund) recompute the amount that would have been due from


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Tenant (after subtracting such refund) and pay to Tenant the amount by which
Building Taxes originally paid by Tenant exceed such recomputed amount.

         (f) Should any alteration or improvement performed by Tenant, during the term of this Lease, be shown to have caused an increase in the assessment of the Building, Tenant shall pay to Landlord the actual amount of all taxes resulting from such increase in assessment. Any amount paid separately hereunder by Tenant to Landlord shall be in addition to any amounts paid by Tenant pursuant to Paragraph 3.02(b) above.

3.03     PAST DUE RENT

         If, during the term of this Lease, Tenant shall fail to pay any installment of the fixed monthly rent or additional rent or any other charge hereunder when the same is due and payable, then interest at the lesser rate of
(i) the prime rate published in the Wall Street Journal (or such other similar daily business journal, should the Wall Street Journal no longer be in publication) on or about the due date, plus two percent (2%) per annum, and (ii) the maximum legal rate (the lesser of such rates is herein called the "Lease Rate") shall accrue from and after the date on which such sum was due and payable, and such interest, together with a late charge of Fifty Dollars ($50.00) for each past-due payment to cover the extra expense of handling such delinquency, shall be paid to Landlord as additional rent and liquidated damages at the time of payment of such past-due sum. Anything contained in the foregoing to the contrary notwithstanding, Tenant shall not be obligated to pay the foregoing interest or Late Charge with respect to the first late payment of any charge hereunder occurring during any twelve (12) month period; provided, however, that the same is received by Landlord within five (5) days of Tenant's receipt of written notice thereof from Landlord. Landlord shall have the right to apply any payments made by Tenant first to any deficiency in the payment of the interest and Late Charge provided for herein. Nothing contained in this Paragraph 3.03 shall be construed to be a limitation of or in substitution of Landlord's rights and remedies under Article 13 of this Lease.

3.04     DEFINITION OF LEASE YEAR AND PARTIAL LEASE YEAR

         The term "lease year" is defined to mean a period of twelve (12) consecutive calendar months, the first full lease year commencing on the first day of the first full calendar month following the Term Commencement Date (if other than on the first day of a month), and each succeeding lease year commencing on the anniversary of the commencement of the first full lease year. Any portion of the term which is less than a lease year shall be deemed a partial lease year" and computations requiring proration shall be pro-rated on a per term basis using 365 day year.

3.05     SECURITY DEPOSIT

         INTENTIONALLY DELETED.


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

                                   ARTICLE 4

                             CONSTRUCTION, FINANCING
                                 AND ALTERATIONS

4.01     LANDLORD'S OBLIGATION

         Landlord shall, at its sole cost and expense (except as otherwise specified), construct the Premises for Tenant's use and occupancy in accordance with plans and specifications prepared by Tenant and as approved by Landlord (such approval not to be unreasonably withheld, conditioned or delayed, incorporating all items of work provided in Exhibit "C" attached hereto and made a part hereof (all of the foregoing, "Landlord's Work"). Landlord hereby covenants and agrees that it shall warrant all items of Landlord's Work for a period of twelve (12) full calendar months following the Term Commencement Date ("Warranty Period"), and that Landlord shall correct any defects of any kind or nature in Landlord's Work within thirty (30) days of written notice thereof from Tenant, provided, however, that Landlord receives written notice of any such defect within thirty (30) days following the expiration of the Warranty Period.

4.02     FINANCING

         If Landlord can obtain mortgage financing or refinancing only upon the basis of reasonable modifications of the terms and provisions of this Lease, Landlord and Tenant shall enter into a mutually agreeable amendment to this Lease incorporating such modifications; provided, however, that the lease modifications referred to herein shall not relate to those provisions pertaining to length of the term of the lease, amount of rent, additional rent, and other charges, nor shall the lease modifications otherwise increase Tenant's obligations hereunder, nor diminish Tenant's rights.

         In the event of a refinancing or a bona fide sale of the Building by the Landlord, Tenant shall, immediately within five (5) business days of receipt of written request therefor, provide to Landlord a copy of Tenant's most current available annual report.

4.03     TENANT'S OBLIGATION

         Tenant shall perform such work in the Premises over and above Landlord's Work in accordance with the standards described in Exhibit "D" attached hereto and made a part hereof.

4.04     ALTERATIONS, ADDITIONS AND IMPROVEMENTS

         (a) Except as specifically permitted by the provisions of Section 4.04(b), below, Tenant shall not make any alterations, additions or improvements in or to the Premises without the prior written consent of Landlord (which consent shall not be unreasonably withheld, conditioned or delayed), and then only by contractors approved by Landlord (said approval not to be unreasonably withheld, conditioned or delayed. Landlord represents to Tenant and Tenant acknowledges the existence of certain covenants affecting the Building and the Premises including those portions of the architecturally or historically significant interior features of the Building which may limit the construction of, or removal, as the case may be, of certain alterations, additions or improvements in or to the Premises ("Historical Features"), notwithstanding the


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requirement of consent thereto by Landlord. If Landlord shall grant its consent,
Tenant shall provide Landlord with certificates evidencing the insurance coverages and limits required by Exhibit "F" to the commencement of any such work. Tenant shall not make nor permit any defacement, injury or waste in, to or about said Premises nor make any defacement, injury or waste in, to or about any part of the Building. Tenant agrees that any improvements (excepting Tenant's Personal Property, hereinafter defined) as may be installed within and permanently affixed to the Premises by Tenant pursuant to this paragraph 4.04 (collectively, "Permanent Leasehold Improvements") shall remain as part of the Premises at the expiration of the Lease or any extension or renewal thereof; provided, however, that the foregoing shall not apply to Tenant's equipment, furniture and trade fixtures, nor to any items of personal property (all of the foregoing, collectively, "Tenant's Personal Property"), which Tenant may, at Tenant's expense, remove from the Premises no matter how attached, so long as Tenant shall repair any damage to the Premises caused by said removal. Landlord, however, shall have the right to require Tenant to remove any alterations, additions or improvements so made provided that the removal of such alteration, addition or improvement was made an express condition of Landlord's consent to Tenant's installation thereof at the time of the granting of such consent.
Tenant shall, at its expense, repair or cause to be repaired any damage to the Premises caused by such removal.

         (b) Tenant shall have the right to make interior, non-structural additions, alterations, modifications and improvements to, and to perform such other work within, the Premises, not to exceed the cost of ten thousand dollars ($10,000) in each instance (herein, "Exempted Alterations"), without Landlord's prior approval provided, however, that:

     (a) all Exempted Alterations shall be in conformity with (i) all applicable rules and regulations of the Building; (ii) all applicable governmental laws, rules, regulations and zoning ordinances; and (iii) the applicable requirements of Exhibit D, attached hereto, and

     (b) the Exempted Alterations do not affect the structural components of the Premises, the Historical Features of the Premises, the Building, the Common Areas, and/or the Outside Common Areas, nor materially impact or affect, or otherwise require any modification of or to any Building System not located within the Premises;

     (c) at least ten (10) days prior to Tenant's commencement of the Exempted Alterations, Tenant shall provide Landlord written notice of such Exempted Alterations, including a reasonably detailed description of the work to be performed, plans and specifications for such work, and an insurance certificate evidencing insurance coverage as may be required to be maintained by Tenant during the performance of work by the provisions of Exhibit "D", naming Landlord as an additional insured.

4.05     SIGNS, AWNINGS AND CANOPIES

         Except as specifically provided otherwise in the Addendum, attached hereto Tenant will not place or maintain or suffer to be placed or maintained on or in an exterior door, wall or window of the Premises any sign, awning or canopy, decoration, lettering or advertising matter without first obtaining the written consent of Landlord thereto, such consent not to be unreasonably withheld, conditioned or delayed. In the event such consent is received, then Tenant shall maintain


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such sign, awning, canopy, decoration, lettering or advertising matter as may be approved in good condition and repair at all times during the term of this Lease.

                                   ARTICLE 5

                                 USE OF PREMISES

5.01     USE OF PREMISE

         Tenant shall occupy and use the Premises during the term for general offices and no other purpose whatsoever. Tenant further agrees to comply with the rules and regulations set forth in Exhibit "E" attached hereto and made a part hereof and with such reasonable modifications thereof and additions thereto as Landlord may hereafter from time to time make for the Building, the Building Common Areas or the Outside Common Areas, provided Tenant has received actual written notice thereof and to the extent the same are not in contradiction with the provisions of this Lease. Landlord shall not be responsible for the nonobservances by any other tenant of any said rules and regulations and shall not be responsible to Tenant for any violation of the rules and regulations, or the covenants or agreements contained in any other lease, by any other tenant of the Building, or its agents or employees; provided, however, that Landlord shall use commercially reasonable efforts to enforce the rules and regulations in a uniform and non-discriminatory manner.

                                   ARTICLE 6

                                 OPERATING COSTS

6.01     DEFINITIONS

         (a) The term "Operating Costs" shall be deemed to include (i) the reasonable and actual costs of operating and maintaining the Building, the Building Common Areas and the Outside Common Areas, including, but without limiting the generality of the foregoing, the cost of: gardening and landscaping; parking lot repair, maintenance and line restriping; janitorial and cleaning services (which shall be deemed to include labor, materials and supplies for cleaning any office space in the Building, whether or not leased to tenants, excluding the Premises); all insurance premiums paid by Landlord for the insurance coverages required under Paragraphs 10.02 and 10.03 of this Lease; repairs to the Building and roof; painting and caulking; refinishing; glass repair; the maintenance and repair of all mechanical systems and facilities in the Building including electrical, plumbing, sanitary control, and heating, ventilating and air-conditioning systems and facilities; removal of snow, ice, trash, waste and refuse; traffic control and policing; fire and security protection; the cost, as amortized over the useful life of the improvement, as reasonably and in good faith determined by Landlord, with annual interest at the lesser rate of ten percent (10%) and the actual rate charged to Landlord to finance the respective improvement (herein, "Improvement Rate"), of any capital improvement made after calendar year 2000 in compliance with the requirements of any federal, state or local law or governmental regulation; subject to the provisions of Section 6.01(b), below, the cost, as amortized over the useful life of the improvement, as reasonably and in good faith determined by Landlord, with interest at the Improvement Rate per annum, of any capital improvement made after calendar year 2000; maintenance, replacement and


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rental of signs and equipment; depreciation of the capital cost of any machinery, provided the cost of the machinery had not already been recovered, in whole or in part, under this Article 6, equipment and vehicles used solely in connection with the operation and maintenance of the Outside Common Areas and Building Common Areas; repair and/or (subject to the provisions of Section 6.0 1
(b)) replacement of on-site water lines, sanitary and storm sewer lines; rental and other charges paid to third parties; personnel costs and management fees, subject to the provisions of Section 6.01(b); holiday and other decorations; and related costs to implement such services, plus (ii) a charge equal to eight percent (8%) of the Operating Expenses for overhead expenses.

         (b) Anything contained in the foregoing to the contrary notwithstanding, Operating Costs shall not include any of the following:

         (i) inheritance, estate, gift, franchise or income taxes, or any capital levy imposed on Landlord; or

         (ii) the cost to Landlord for any work or service performed in any instance for any tenant (including Tenant) or other occupant of the Building, at the cost of such tenant or occupant; or

         (iii) the cost of improvements performed for tenants or other occupants of the Building as Landlord's work;

         (iv) original construction costs of the Building;

         (v) interest and amortization of funds borrowed by Landlord, whether secured or unsecured;

         (vi) costs or expenses associated with leasing space in the building or the sale of any interest in the building, including, without limitation, advertising and marketing, and commissions;

         (vii) ground rents;

         (viii) salaries, wages, or other compensation above reasonable industry standards, and any salaries, wages, or other compensation paid to:

                    (A) employees above the level of Building Manager in excess of time allocated to the Building, or

                    (B) any partner, shareholder, officer or director of
               Landlord;

         (ix) expenses for repairs, replacements or improvements arising from the initial construction of the Building to the extent such expenses are either (i) reimbursed to Landlord by virtue of warranties from contractors or suppliers or (ii) result by reason of deficiencies in design or workmanship except conditions resulting from ordinary wear and tear;


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         (x) accounting or legal fees incurred in tenant disputes, or in procuring tenants, or for fees not reasonably related to the operation and maintenance of the Building;

         (xi) costs for repairs to and/or maintenance of the Building or the Common Areas or Outside Common Areas to the extent the same are reimbursed to Landlord by proceeds of insurance (or the amount of reimbursement if Landlord would have maintained insurance per Landlord's requirements in the Lease), condemnation awards or other reimbursement received by Landlord;

         (xii) interest or penalties arising by reason of Landlord's failure to timely pay any Operating Costs, Taxes or Building utilities;

         (xiii) capital improvements to or acquisition of capital equipment for the Building, or the Common Areas or Outside Common Areas, except for those
     (A) acquired to reduce Operating Costs, (B) which are required in order to comply with the requirements of any federal, state or local law or governmental regulation, to the extent that the cost was incurred by Landlord after the Term Commencement Date and provided that the respective law, ordinance, regulation or order was not required to have been implemented prior to the Term Commencement Date, or (C) which are reasonably necessary for the efficient and economical operation and maintenance of the Building, each as amortized over the useful life of the improvement, as reasonably and in good faith determined by Landlord, at the Improvement Rate;

         (xiv) repairs or replacements to the Building or the Common Areas or Outside Common Areas which, under sound accounting principals and practices consistent with the operation of commercial office buildings, should be classified as capital expenditures, and/or should be considered a deferred expense and spread over a reasonable period of time, as reasonably and in good faith determined by Landlord in accordance with the aforementioned practices, in which case(s) Operating Costs for any Lease Year occurring during the term may include only the proportionate share of the cost of such repair or replacement appropriately allocated to such year;

         (xv) costs incurred due to Landlord's violation of or failure to comply with any term or condition of this Lease or any other lease or agreement relating to the Building or of any law, ordinance or governmental rule, code or regulation affecting the Building, the Common Areas and/or the Outside Common Areas;

         (xvi) reserves for repairs, maintenance or replacements; or

         (xvii) the cost of any new services which were not included in the calculation of Operating Costs as of the "Base Period" (defined below), excepting that Tenant shall pay increases in the costs of any such new services over the cost incurred for such service during its first twelve
     (12) months of implementation at the Building.

         Landlord covenants and warrants that:

         (A) any management fee included as part of Operating Costs shall be reasonable, competitive and consistent with such fees as may be charged in the town, county and state in which the Building is located for the management of buildings of a similar nature and operations as the Building;

         (B) no cost, charge or expense charged to Tenant as part of Operating Costs is or will be in any manner duplicative of any cost, charge or expense either (I) charged to or payable by Tenant under any other provision of this Lease or otherwise, or (II) reimbursed or reimbursable to Landlord by any source other than through Operating Costs, and

         (C) the Operating Costs for the Base Period shall include any management fee and the eight percent (8%) administrative charge heretofore described.

6.02     TENANT TO SHARE INCREASES IN OPERATING COSTS

         (a) Tenant agrees to pay to Landlord, as additional rent, monthly (or less frequently as Landlord shall determine) within ten (10) days after receipt of Landlord's estimate therefor (and thereafter on the first day of each month without invoice) an amount equal to one twelfth (1/12) of Tenant's Allocable Share (computed pursuant to Paragraph 22.11(a) hereof) of the estimated amount by which Operating Costs for each lease year exceed the Operating Costs for the Base Period as hereinafter defined. The "Base Period" for purposes of this Lease shall mean calendar year 2000. In determining the amount of Operating Costs for any lease year or partial lease year, (1) if less than 100% of the square feet leaseable in the Building shall have been occupied by tenants at any time during a lease year or partial lease year, Operating Costs shall be deemed, for purposes of this Article 6, to be increased to an amount equal to like operating costs which would normally be expected to be incurred, had such occupancy been 100% during the entire period, or (2) if Landlord is not furnishing any particular work or service (the cost of which if performed by Landlord would constitute Operating Costs) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Costs shall be deemed for the purposes of this Article to be increased by an amount equal to the additional Operating Costs which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant.

         (b) Following the end of each lease year (or partial lease year), Landlord shall furnish to Tenant a comparative statement showing Tenant's Allocable Share of the Operating Costs during such year and the amounts paid by Tenant (based on Landlord's estimate of increases in Operating Costs) attributable to such year. Any overpayment or underpayment by Tenant shall be promptly adjusted by payment, within fifteen (15) days, of the balance of any underpayment for such year by Tenant to Landlord, or by Landlord to Tenant of the balance of any overpayment for such year, or, if any overpayment shall be less than one (1) month's Fixed Monthly Rent, at Landlord's election, by applying such overpayment by Tenant as a credit to succeeding monthly installments of Additional Rent. Landlord and Tenant shall use their best efforts to minimize such costs of operation, management and maintenance in a manner consistent with generally accepted office building practices.

6.03     TENANT'S RIGHT TO AUDIT

         Tenant shall have the right to audit Landlord's books and records with respect to all items of Operating Costs and Additional Rent for which Landlord has billed Tenant during the preceding calendar year or accounting period, upon ten (10) business days' advance written notice. Tenant shall have the right to conduct this audit not more than once each lease year to determine if the Operating Costs and items of Additional Rent billed to Tenant are correct, and Landlord shall fully cooperate in such regard. If Tenant shall not conduct any such audit within twelve (12) months of the date of Tenant's receipt of the respective Operating Expenses' statement or invoice, as the case may be, which is the subject of such audit, then, upon the expiration of such twelve (12) month period, the respective Operating Expenses' statement or invoice shall be deemed conclusive and final. If an audit discloses that Landlord has overcharged Tenant for any charge included as part of Operating Expenses, Landlord shall reimburse Tenant for such overbilled amount within thirty (30) days of Tenant's written demand therefor. If the audit discloses that any charge to Tenant which is more than five percent (5%) in excess of the amount actually owed by Tenant, Landlord shall also reimburse Tenant for the costs of the audit conducted, plus interest from the date of overpayment at the Lease Rate.

                                   ARTICLE 7

                             ENERGY COSTS AND WATER

7.01     DEFINITIONS

         As used in this Lease, "Premises Electrical Energy Cost" shall mean the cost of the electrical energy consumed by the lighting fixtures and electrical convenience outlets within the Premises only. As used in this Lease, "Energy Costs and Water" shall mean (i) the cost of all energy, including electrical, oil, gas, solar, steam and any other energy and the cost of all water used in or at the Building, the Building Common Areas and the Outside Common Areas, excluding the Premises.

7.02     CHARGE FOR PREMISES ELECTRICAL ENERGY COSTS

         (a) Premises Electrical Energy Costs are included in Fixed Monthly Rent. If Tenant elects to operate a twenty-four (24) hour Customer Service Center ("CSC") from the Premises (the difference between the "Building Hours" established in Section 20.01 and the hours of operation of the CSC are herein referred to as "Additional Hours") and uses Premises Electric Energy in addition to that which is used in or at the Premises during such Additional Hours when Tenant's business is not being operated therefrom ("Base Usage") as such additional usage is established by the Check Meter, hereinafter provided for, then Tenant agrees to pay to Landlord, as additional rent, monthly within ten
(10) days after receipt of Landlord's reasonable estimate (based upon the additional usage established by the Check Meter) (and thereafter on the first day of each month during which Tenant operates the CSC at the Premises, without invoice), a charge for Premises Electrical Energy Costs based upon an average useage established by the use of the Check Meter during the Additional Hours, and at the rate actually charged to Landlord therefor by the appropriate utility company or authority supplying such energy. Landlord and Tenant each reserve the right to survey and calculate Tenant's connected electrical load and hours of usage thereof from time to time during any portion of the term during which Tenant is operating a CSC at the Premises (but not more than twice annually) and to adjust the monthly charge herein set forth by the amount of electrical energy usage used during the Additional Hours the exceeding Base Usage, at the rate actually charged to Landlord therefor. Tenant agrees to pay to Landlord, as additional rent, the amount of such monthly charge, as adjusted, within ten (10) business days following Tenant's receipt of notice of the adjustment (including reasonable supporting documentation) and on the first day of each calendar month thereafter during which Tenant operates the CSC at the Premises.

         (b) If Tenant elects to operate a CSC from the Premises, it shall so notify Landlord in writing and Landlord shall thereafter install and maintain, at Landlord's cost and expense, a check meter for purposes of measuring Tenant's electrical usage during the Additional Hours over and above the Base Usage ("Check Meter"). The Check Meter shall be operated and maintained during such portion of the term that Tenant operates a CSC at the Premises for Additional Hours and is required to reimburse Landlord for the Premises Electrical Energy Costs applicable to such Additional Hours in accordance with Section 7.02(a), above. Following any meter reading period (not to be less than four (4) full calendar months), all future charges under Section 7.02(a) for Premises Electrical Energy for the Additional Hours shall be based on the average meter readings, until such time as Landlord or Tenant reasonably determines Tenant's usage has changed due to a change in Tenant's operation of business, including but not limited to, a change in the number of hours or the amount and type of equipment used in the Premises. Tenant's obligations to pay Additional Rent pursuant to this Section 7.02 shall continue only for such periods that Tenant operates the CSC.

7.03     TENANT TO SHARE INCREASES IN ENERGY COSTS AND WATER

         (a) Tenant agrees to pay to Landlord as additional rent, monthly, within ten (10) business days after receipt of Landlord's reasonable estimate therefor (and thereafter on the first day of each month, without invoice) an amount equal to one-twelfth (1/12) of Tenant's Allocable Share (computed under Paragraph 22.11(a) hereof) of the estimated amount by which Energy Costs and Water for each lease year (or, in the case of a partial lease year, a corresponding fractional portion of said amount of Energy Costs) occurring after the Base Period (as defined in Section 3.02(b), above) exceed the Base Amount as hereinafter defined. The term "Base Amount" for purposes of this Lease shall be the amount computed by applying the actual electrical rate charged to Landlord as of the Term Commencement Date to the total kilowatt hours of usage (computed monthly) during the Base Period. In determining the amount of Energy Costs and Water for the purpose of this Article 7 for any lease year or partial lease year, (i) if less than one hundred percent (100%) of the square feet leaseable in the Building shall have been occupied by tenants at any time during a lease year or partial lease year, Energy Costs and Water shall be deemed for the purposes of this Article to be increased to an amount equal to the like energy costs and water which would normally be expected to be incurred, had such occupancy been one hundred percent (100%) during the entire period, or (ii) if Landlord is not furnishing any particular work or service (the cost of which if performed by Landlord would constitute Energy Costs and Water) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Energy Costs and Water shall be deemed for the purposes of this Article to be increased by an amount equal to the additional Energy Costs and Water which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant.

         (b) Following the end of each lease year (or partial lease year) occurring after the Base Period, Landlord shall furnish to Tenant a comparative statement showing Tenant's Allocable Share of the Cost of Energy and Water during such year and the amounts paid by Tenant

(based on Landlord's estimates of the Energy Costs and Water) attributable to such year, together with copies of all invoices from appropriate utility suppliers upon which the respective comparative statement is based. Any overpayment or underpayment by Tenant shall be promptly adjusted by payment, within fifteen (15) days, of the balance of any underpayment for such year by Tenant to Landlord, or by Landlord to Tenant of the balance of any overpayment for such year, or, if any overpayment shall be less than one (1) month's Fixed Monthly Rent, then at Landlord's election by applying such overpayment for such year as a credit to succeeding monthly installments of Additional Rent. The Energy Costs and Water hereinabove described in this Article 7 shall be subject to review by Tenant at Landlord's office, and Landlord and Tenant shall use their best efforts to minimize such Energy Costs and Water.

7.04     PERIODIC INCREASES

         Energy Costs and Water are subject to periodic increases or taxes by various utility companies, fuel companies, municipalities, governmental agencies and others. Landlord may revise the estimate of the Energy Costs and Water referred to in Paragraph 7.03(a) above and revise Tenant's monthly payment of Energy Costs and Water (but not more than once during any lease year) based upon actual changes in amounts payable by Landlord to the appropriate utility suppliers. Tenant agrees to pay to Landlord, as additional rent, the amount of such monthly charge, as adjusted, within ten (10) business days following Tenant's receipt of notice of the adjustment (including reasonable supporting documentation) and on the first day of each calendar month thereafter without notice or invoice.

                                   ARTICLE 8

                                     REPAIRS

8.01     REPAIRS

         Tenant shall give to Landlord prompt written notice of any damage to, or defective condition in any part of or appurtenance to the Building's plumbing, electrical, heating, ventilating, air-conditioning or other systems serving, located in, or passing through the Premises. Subject to the provisions of Article 11 of this Lease and Landlord's warranty of Landlord's Work, Tenant shall, at Tenant's own expense, keep the Premises, including everything therein (except the heating and air-conditioning and other Building Systems and any structural portions of the Building), in good order, condition and repair during the term. Landlord shall, as part of the Operating Costs set forth in Article 6 of this Lease, maintain the heating, ventilating and air-conditioning and other Building Systems throughout the Building (including the Premises) and the outside walls, outside windows, floors, foundations, and roof of the Building in good order and repair. Repairs made by Landlord required due to negligence or fault of Tenant, its contractors, agents or employees shall be made at Tenant's expense plus a 19% administrative charge.

         Tenant, at Tenant's expense, shall comply with all laws or ordinances, and all rules and regulations of all governmental authorities and of all insurance bodies at any time in force, applicable to the Premises or to Tenant's use thereof, except that Tenant shall not hereby be under any obligation to comply with any law, ordinance, rule or regulation requiring any structural alteration of or capital improvement to the Premises or with respect to the Premises, or which may require change(s) in or to the Buildings Systems not exclusively serving and located in the Premises, compliance with which shall be Landlord's sole responsibility unless such alteration or improvement to the Premises or change to the Building System(s) is required by reason of a condition which has been created by, or at the instance of, Tenant, or is required by reason of a breach of any of Tenant's covenants and agreements hereunder. All repairs made by Tenant shall be made using contractors approved by Landlord which approval shall not be unreasonably withheld, conditioned or delayed.

                                   ARTICLE 9

                                    INDEMNITY

9.01     INDEMNIFICATION BY TENANT

         (a) Tenant does hereby indemnify and shall defend Landlord and its constituent shareholders, members or partners (and such other persons as are in privity of estate with Landlord) and save it harmless from and against any and all claims, actions, damages, liability and expense in connection with loss of life, personal injury and/or damage to property arising from or out of any occurrence in, upon or at the Premises, from or out of the occupancy or use by Tenant of the Premises or any part thereof, or occasioned wholly or in part by any act or omission of Tenant, its agents, contractors, employees, lessees or concessionaires, except to the extent arising from or out of any act or omission of Landlord, its agents, employees, contractors or lessees (all of the foregoing collectively and individually, "Landlord Party"); and provided, however, that nothing contained in this Lease shall be deemed to relieve Landlord of liability for its acts, omissions, or negligence or the acts, omissions or negligence of any Landlord Party, and Landlord does hereby indemnify, defend and to hold Tenant and its constituent shareholders, partners, members or other owners, harmless from and against any and all claims, actions, damages, liability and expense (including reasonable attorneys' fees) incurred in connection with the loss of life, personal injury and/or damage to property arising from or out of such acts, omissions or negligence.

         (b) In case either party shall, without fault on its part, be made a party to any litigation commenced by or against the other, then each party agrees to protect and hold the party without fault harmless and to pay all costs, expenses and reasonable attorney's fees incurred or paid by said party without fault in connection with such litigation. Each party further agrees also to pay all costs, expenses and reasonable attorney's fees that may be incurred or paid by the other party in enforcing the covenants and agreements in this Lease.

         (c) The provisions of this Article 9 shall survive the expiration or earlier termination of this Lease with respect to any injury, illness, death or damage occurring prior to such expiration or termination.

                                   ARTICLE 10

                                    INSURANCE

10.01    LIABILITY INSURANCE

         At all during the term of this Lease, Tenant shall, at its sole cost and expense, for the mutual benefit of Landlord and Tenant, maintain personal injury, death or property damage occurring on, in or about the Premises during the term of this Lease in an amount of not less than One Million Dollars ($1,000,000.00) with respect to personal injury, death or property damage and including contractual indemnity coverage. In the event that Tenant shall not have delivered to Landlord a policy or certificate evidencing such insurance fifteen (15) days prior to the Term Commencement Date and fifteen (15) days prior to the expiration dates of each expiring policy, Landlord may, upon at least three (3) business days prior notice to Tenant affording Tenant the opportunity to provide evidence of such insurance, obtain such insurance as it may reasonably require to protect its interest. The reasonable cost for such policies shall be paid by Tenant to Landlord as additional rent within ten (10) business days of receipt of written demand (including reasonable supporting documentation), plus eighteen percent (18%) administrative charge. All insurance policies required hereunder shall be issued by insurers of recognized responsibility and licensed to conduct business in the State of New York.

10.02    ALL RISKS AND DIFFERENCE IN CONDITIONS INSURANCE

         At all times during the term of this Lease, Landlord shall, as part of the Operating Costs set forth in Article 6 of this Lease, keep the Building insured for the benefit of Landlord against loss or damage by risks now or hereafter embraced by "All Risks," "Difference in Conditions", and loss of rent coverages, and against such other risks as Landlord from time to time reasonably may designate in amounts sufficient to prevent Landlord from becoming a co-insurer.

         In any event, the amount applicable to "All Risks" shall be ninety percent (90%) of the then full replacement cost (being the cost of replacing the Building, exclusive of the costs of excavations and footings below the lowest grade level). Such full replacement cost shall be determined from time to time (but not more frequently than once in any twelve (12) calendar months) by an appraiser, architect or other person or firm designated by Landlord.

         The parties agree that Landlord shall not provide any insurance coverage for Tenant's merchandise, trade fixtures, furnishings, equipment and other personal property of Tenant.

10.03    INSURANCE ON COMMON AREAS

         At all times during the term of this Lease, Landlord shall, as part of the Operating Costs set forth in Article 6 of this Lease, keep the Common Areas insured for personal injury and property damage liability, "All Risk" property coverage, "Difference in Conditions," workers' compensation, employee's liability and any other casualty or risk insurance which Landlord or Landlord's insurance carrier deems necessary or appropriate, provided such other insurance(s) are reasonable and customary for buildings, operations, and property similar to those of the Building in the area in which the Building is located.

10.04    INCREASE IN FIRE INSURANCE PREMIUM

         Tenant covenants and agrees to promptly pay to Landlord as additional rent, within ten (10) business days of receipt of written demand (including reasonable supporting documentation), the amount of any increase in the rate of insurance on the Premises or on any part of the Building that (but for Tenant's act(s) or Tenant's permitting certain activities to take place which result in an increase in said rate of insurance) would not otherwise have been in effect.

10.05    WAIVER OF SUBROGATION

         Each of the parties shall have a waiver of subrogation clause attached to, and made a part of, its insurance policy or policies in the following or equivalent form: "This insurance shall not be invalid should the insured waive in writing, prior to a loss, any or all rights of recovery against any party for loss occurring to the property described herein. Notice is hereby accepted that the insured has agreed in writing, prior to a loss, to waive any and all of its rights of recovery from (the Landlord or the Tenant as the case may be)."

                                   ARTICLE 11

                              DAMAGE BY FIRE, THEFT
                                AND WATER DAMAGE

11.01    UNTENANTABILITY

         If the Premises are made untenantable in whole or in part by fire or other casualty, the fixed monthly rent, additional rent and other charges, until repairs shall be made or the Lease terminated as hereinafter provided, shall be proportionately abated on a per diem basis according to the part of the Premises which is reasonably usable by Tenant for the normal operation of its business. If such damage shall be so extensive that the Premises cannot be restored by Landlord within a period of four (4) months, Landlord and Tenant shall have the right to cancel this Lease by notice to the other given at any time within thirty (30) days after the date of such damage. If a portion of the Building other than the Premises shall be so damaged that in the reasonable judgment of Landlord the Building should be restored in such a way as to alter the Premises materially, Landlord may cancel this Lease by notice to Tenant given at any time within thirty (30) days after the date of such damage. In the event of giving effective notice pursuant to this paragraph, this Lease and the term and the estate hereby granted shall expire on the earlier to occur of (i) the date fifteen (15) days after the giving of such notice and (ii) the date on which Tenant is forced to cease normal operation of its business from the Premises as a result of such damage, as fully and completely as if such date were the date hereinbefore set for the expiration of the term of this Lease. If this Lease is not so terminated, Landlord will promptly (taking into account the time necessary to effectuate a satisfactory settlement with Landlord's insurance company) restore the damage to the Building and/or the Premises, as the case may be. Tenant hereby expressly waives the provisions of Section 227 of the New York Real Property Law and agrees that the foregoing provisions of this Paragraph
11.01 shall govern and control in lieu thereof. Anything contained in the foregoing to the contrary notwithstanding, if the Premises, or any material portion thereof and/or Tenant's reasonable access thereto, and/or Tenant's reasonable use of the Designated Parking Spaces (or reasonable alternative parking facilities) shall be so damaged or impaired that Tenant's use of the Premises is unreasonably interfered with and Landlord shall not have commenced repair of the same within ninety (90) days of the date of damage, or having commenced repairs during such time, if Landlord shall fail to thereafter diligently and continuously prosecute the repairs toward completion, Tenant shall have the right to terminate this Lease upon written notice to Landlord given at any time after the expiration of such ninety (90) days, but prior to such date as repairs to the Premises and access thereto are Substantially Completed.

11.02    LOSS OF PROPERTY AND WATER DAMAGE

         Except as herein provided, Landlord shall not be responsible to Tenant for any loss or theft or damage of or to any property left with any employee of Landlord, except to the extent due to the negligence or willful misconduct of Landlord or any Landlord Party. Landlord shall not be liable for any damage caused by water, rain, snow or ice, or by breakage, stoppage or leakage of water, gas, heating, air conditioning, sewer or other pipes or conduits, or arising from any other cause, in, upon, about or adjacent to the Premises, or the Building in which said Premises are located, except to the extent due to the negligence or willful misconduct of Landlord or any Landlord Party, or to the extent covered by any insurance carried or required to be carried by Landlord pursuant to the provisions of Article 10 of this Lease.

                                   ARTICLE 12

                                 EMINENT DOMAIN

12.01    EMINENT DOMAIN

         (a) In the event that title to the whole or any part of the Premises shall be lawfully condemned or taken in any manner for any public or quasi-public use, this Lease and the term and estate hereby granted shall forthwith cease and terminate as of the date of vesting of title and Landlord shall be entitled to receive the entire award, Tenant hereby assigning to Landlord Tenant's interest therein, if any.

         (b) In the event that title to a part of the Building other than the Premises shall be so condemned or taken and if in the opinion of Landlord, the Building should be restored in such a way as to alter the Premises materially, Landlord may terminate this Lease and the term and estate hereby granted by notifying Tenant of such termination within sixty (60) days following the date of vesting of title, and this Lease and the term and estate hereby granted shall expire on the earlier to occur of (i) the date specified in the notice of termination, which date shall be not less than sixty (60) days after the giving of such notice, and (ii) the date Tenant is forced to cease normal operation of its business from the Premises as a result of any such taking, as fully and completely as if such date were the date hereinbefore set for the expiration of the term of this Lease, and the fixed monthly rent, additional rent, and other charges hereunder shall be apportioned as if such date. In such event, Tenant shall not be entitled to any portion of Landlord's award hereunder, if any, nor shall Tenant have any claim against Landlord for the value of the unexpired portion of the term.

         (c) Nothing in this Article 12 shall be deemed to prevent Tenant from claiming and receiving from the condemning authority, if legally payable, compensation for the taking of

Tenant's own tangible property, equipment and/or trade fixtures, any leasehold improvements constructed by Tenant, and such amount as may be payable by statute or ordinance or otherwise recoverable by Tenant toward Tenant's damages for Tenant's loss of or interruption and/or damage to business, removal and relocation expenses.

                                   ARTICLE 13

                                 BANKRUPTCY AND
                               DEFAULT PROVISIONS

13.01    CONDITIONAL LIMITATIONS

         This Lease and the demised term are subject to the limitation that if, at any time prior to or during the term, any one or more of the following events (herein called an "Event of Default") shall occur, that is to say:

         (a) If Tenant shall make an assignment for the benefit of its creditors; or

         (b) If the leasehold estate hereby created shall be taken on execution or by other process of law; or

         (c) If any petition shall be filed against Tenant in any court, whether or not pursuant to any statute of the United States or of any State, in any bankruptcy, reorganization, composition, extension, arrangement, or insolvency proceedings, and Tenant shall thereafter be adjudicated bankrupt, or such petition shall be approved by the court, or the court shall assume jurisdiction of the subject matter and if any such proceedings shall not be dismissed within sixty (60) days after the institution of the same, or if any such petition shall be so filed by the Tenant, or

         (d) If in any proceedings a receiver or trustee be appointed for Tenant's property, and such receivership or trusteeship shall not be vacated or set aside within sixty (60) days after the appointment of such receiver or trustee; or

         (e) INTENTIONALLY OMITTED; or

         (f) If Tenant shall fail to pay any installment of the fixed monthly rent or any part thereof when the same shall become due and payable, and such failure shall continue for ten (10) days following Tenant's receipt of written notice thereof from Landlord; or

         (g) If Tenant shall fail to pay any other charge required to be paid by Tenant hereunder, and failure shall continue for ten (10) days after Tenant's receipt of written notice thereof from Landlord to Tenant; or

         (h) If Tenant shall fall to perform or observe any other requirement of this Lease (not hereinbefore in this paragraph specifically referred to) on the part of Tenant to be performed or observed, and such failure shall continue for thirty (30) days after notice thereof from Landlord to Tenant; provided, however, that if the cure of Tenant's failure to perform shall be of such a nature so as to reasonably require more than thirty (30) days to complete, Tenant shall not be deemed in default of this Section 13.01(h) of the Lease if Tenant commences the cure within such thirty (30) day period, and shall thereafter diligently prosecute the cure to completion within a reasonable time;

then, upon the happening of any one or more of the aforementioned Events of Default, and the expiration of the period of time prescribed above, Landlord may give Tenant a notice (hereinafter called "notice of termination") of its intention to end the term of this Lease at the expiration of five (5) days from the date of service of such notice of termination, and at the expiration of such five (5) days, this Lease and the term hereof, as well as all of the right, title and interest of Tenant hereunder, shall wholly cease and expire in the same manner and with the same force and effect as if the date of expiration of such five (5) day period were the date originally specified herein for the expiration of this Lease and the demised term, and Tenant shall then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided.

13.02    LANDLORD'S REMEDIES

         (a) If this Lease shall be terminated as in Paragraph 13.01 provided, Landlord or Landlord's agents or employees may immediately or at any time thereafter re-enter the Premises and remove therefrom Tenant, its agents, employees, licensees, and any subtenants and other persons, firms or corporations, and all or any of its or their property therefrom either by summary dispossess proceedings or by any suitable action or proceeding at law, without being liable to indictment, prosecution or damages therefor except to the extent of gross negligence or willful misconduct, and repossess and enjoy said Premises, together with all alterations, additions and improvements thereto.

         (b) In case of any such termination, re-entry or dispossess by summary proceedings, the rents and all other charges required to be paid up to the time of such termination, re-entry or dispossess, shall be paid by Tenant and Tenant shall also pay to Landlord all reasonable and actual expenses which Landlord may then or thereafter incur for legal expenses, attorneys' fees, brokerage commissions and all other reasonable and actual costs paid or incurred by Landlord for restoring the Premises to good order and condition and for altering and otherwise preparing the same for reletting and for reletting thereof, provided, however, that Landlord's recovery of costs hereunder with respect to and incurred in connection with altering and otherwise preparing the Premises for reletting shall not be greater than the reasonable and actual cost to Landlord of restoring the Premises to good order and condition and returning the same to "vanilla shell" using Landlord's standard building criteria package, and shall not include the cost of any specialized improvements or alterations for a specific tenant's use or business operations. Landlord may, at any time and from time to time, relet the Premises, in whole or in part, for any rental then obtainable either in its own name or as agent of Tenant, for a term of terms which, at Landlord's option, may be for the remainder of the then current term of this Lease or for any longer or shorter period.

         (c) If this Lease be terminated as aforesaid, Tenant nevertheless covenants and agrees, notwithstanding any entry or reentry by Landlord whether by summary proceedings, termination, or otherwise, to pay and be liable for on the days originally fixed herein for the payment thereof, amounts equal to the several installments of fixed monthly rent, additional rent and other charges as they would, under the terms of this Lease, become due if this Lease had not been terminated or if Landlord had not entered or re-entered as aforesaid, and whether the Premises be relet or remain vacant in whole or in part or for a period less than the remainder of the term, and for the whole thereof. But in the event the Premises be relet by Landlord, Tenant shall be entitled to a credit in the net amount of rent received by Landlord in reletting the Premises after deduction of all reasonable and actual expenses and costs incurred or paid as aforesaid in reletting the Premises and in collecting the rent in connection therewith.

         (d) Tenant hereby expressly waives, so far as permitted by law, for and on behalf of itself and all persons claiming through or under Tenant also waives any and all right of redemption or re-entry or repossession under present or future laws including specifically but without limitation Section 761 of the New York Real Property Actions and Proceedings law including any amendments hereafter, or to restore the operation of this Lease. In case Tenant shall be dispossessed by a judgment or by warrant of any court or judge or in case of reentry or repossession by Landlord or in case of any expiration or termination of this Lease, Landlord and Tenant, so far as permitted by law, waive and will waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of said Premises, or any claim or injury or damage. The terms "enter," "entry," or "re-entry" as used in this Lease are not restricted to their technical legal meaning.

         (e) No failure by Landlord to insist upon the strict performance of any covenant, agreement, term or condition of this Lease or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach or of such covenant, agreement, term and condition. No waiver of any breach shall affect or alter this Lease, but each and every covenant, agreement, term and condition of this Lease shall continue in full force and effect with respect to any other than existing or subsequent breach thereof. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installments of rent or additional rent stipulated in this Lease shall be deemed to be other than on account of the earliest stipulated rent nor shall any endorsement or statement on any check or letter accompanying a check for payment of rent be deemed any accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or to pursue any other remedy provided by this Lease.

         (f) In the event of any breach or threatened breach by Tenant of any of the covenants, agreements, terms or conditions contained in this Lease, Landlord shall be entitled to seek to enjoin such breach or threatened breach and shall have the right to invoke any right and remedy allowed at law or in equity or by statute or otherwise.

         (g) Each right and remedy of Landlord provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise.

                                   ARTICLE 14

                                MECHANIC'S LIENS

14.01    MECHANIC'S LIENS

         Tenant agrees to pay when due all sums of money that may become due for, or purporting to be due for, any labor, services, materials, supplies or equipment furnished or to be furnished to or for Tenant in, upon or about the Premises and/or Landlord's interest therein. If any mechanic's lien shall be filed against the Premises or the Building based upon any act of Tenant or anyone claiming through Tenant, Tenant, after notice thereof from Landlord (or any person in privity of estate with Landlord) forthwith shall commence such action by bonding, deposit, payment or otherwise, as will remove or satisfy such lien within fifteen (15) business days. In the event Tenant does not remove or satisfy said lien with said fifteen (15) business day period, Landlord shall have the right to do so by posting a bond or undertaking and Tenant agrees to reimburse Landlord for any and all expenses incurred by Landlord in connection therewith within five (5) days after receipt by Tenant of Landlord's invoice therefor, including reasonable supporting documentation. These expenses include, but are not limited to filing fees, reasonable legal fees and bond premiums. However, nothing in this Article 14 shall be deemed or construed as (a) Landlord's consent to any person, firm or corporation for the performance of any work or services or the supply of any materials to the Premises, or (b) giving Tenant or any other person, firm or corporation any right to contract for or to perform or supply any work, services or materials that would permit or give rise to a lien against the Premises or the Building.

                                   ARTICLE 15

                        MORTGAGES, ASSIGNMENTS, SUBLEASES
                       AND TRANSFERS OF TENANT'S INTEREST

15.01    LIMITATION ON TENANT'S RIGHTS

         Except as hereinafter otherwise provided, during the term of this Lease, in each case, without the prior written consent of Landlord first had and received (such consent not to be unreasonably withheld, conditioned or delayed), neither this Lease nor the interest of Tenant in this Lease, or in any sublease, or in any rentals under any sublease shall be sold, assigned, transferred, mortgaged, pledged, hypothecated or otherwise disposed of, whether by operation of law or otherwise, nor shall the Premises be sublet.

         It is understood and agreed between the parties that, should Tenant request Landlord's consent to a proposed assignment of this Lease or a subletting of all or any portion of the Premises, Landlord will, in addition to any other requirements which may be imposed as conditions to Landlord's consent, require that Tenant execute and deliver to Landlord an agreement whereby Tenant obligates itself, as additional rent, to pay over to Landlord fifty percent (50%) of the amount, if any, of all rent, additional rent and any other consideration paid by such assignee or sublessee to Tenant pursuant to such assignment or sublease which is in excess of rent and additional rent due and payable from time to time from Tenant to Landlord pursuant to this Lease (such excess, subject to the following "notwithstanding" provision, is herein called "Assignment

Profit"). Anything contained in the foregoing to the contrary notwithstanding, "Assignment Profit" shall be deemed to mean rent and/or other consideration received by Tenant specifically as consideration for: (i) the assignment of this Lease and/or of Tenant's leasehold interest in the Premises (including all "Permanent Leasehold Improvements", excepting "Tenant's Personal Property", as such terms are defined in Section 4.04, above), or (ii) a subletting of the Premises, including all Permanent Improvements, excepting Tenant's Personal Property, after the deduction by Tenant of all reasonable and out-of-pocket expenses incurred in connection with any such transfer, but shall specifically exclude any money or other consideration received by Tenant for, and appropriately and reasonably allocable to, Tenant's Personal Property, and/or for Tenant's business and/or its good will, stock, and/or other tangible and intangible items not comprising a portion of the Premises or Tenant's interest therein (all of the foregoing, collectively, "Tenant's Business Property"). Any consideration received by Tenant for Tenant's Business Property shall remain the sole property of Tenant.

         No consent by Landlord to an assignment of this Lease and no assignment made as hereinafter permitted, shall be effective until there shall have been delivered to Landlord (a) an agreement, in recordable form, executed by Tenant and the proposed assignee, wherein and whereby such assignee assumes due performance of the obligation on Tenant's part to be performed under this Lease to the end of the term hereof, and (b) the written consent of such assignment of the holder of any fee or leasehold mortgage to which this Lease is then subject shall have been obtained and delivered to Landlord if so required by the terms of such fee or leasehold mortgage.

         Notwithstanding the assumption by such assignee of due performance, Tenant shall continue to be fully responsible for the due performance of Tenant's obligations hereunder in the same manner and to the same extent as if no such assignment had been made.

         Any assignment, mortgage, pledge, sublease or hypothecation of this Lease, or of the interest of Tenant hereunder, without full compliance with any and all requirements set forth in this Lease shall be a breach of this Lease and, if not cured within thirty (30) days of notice from Landlord (or such extended period of time, to the extent reasonably required), a default hereunder.

15.02    EFFECT OF LANDLORD'S CONSENT

         Any consent by Landlord to a sale, assignment, sublease, mortgage, pledge, hypothecation, or transfer of this Lease, shall apply only to the specific transaction thereby authorized and shall not relieve Tenant from the requirement of obtaining prior written consent of Landlord to any further sale, assignment, sublease, mortgage, pledge, hypothecation, or transfer of this Lease. In instances where the consent of Landlord is required hereunder to any proposed assignment or sublease of this Lease, or to the mortgaging, pledging or hypothecation of this Lease, contemporaneously with the request of Tenant therefor Tenant shall submit in writing information reasonably sufficient to enable Landlord to decide with respect thereto. Landlord shall reply to Tenant within ten (10) days after receipt of the request as aforementioned.

         With respect to any of the consents requested by Tenant under the provisions of this Article 15, whether or not the Landlord shall have consented thereto, Tenant shall pay to the Landlord all reasonable counsel fees and other out-of-pocket expenses incurred by the Landlord in connection therewith up to a maximum amount of five hundred dollars ($500.00) in connection with any one (1) request for consent from Tenant.

15.03    SALE OF STOCK OR PARTNERSHIP OR MEMBERSHIP INTEREST

         INTENTIONALLY DELETED.

15.04    TRANSFER TO RELATED ENTITIES

         Anything contained in this Lease to the contrary notwithstanding, Tenant shall have the right to assign and/or transfer this Lease and/or sublet all or any portion of the Premises without the prior written consent of Landlord, and without affording Landlord any right to receive any portion of any "Assignment Profits" (defined in Section 15.01, above), to:

         (i) any corporation or other entity that is a parent, subsidiary or affiliate of Tenant;

         (ii) any corporation or other entity which is a successor (immediate or remote) to the initial Tenant hereunder, either by merger or consolidation, in accordance with applicable law, provided the surviving entity assumes the liabilities of Tenant;

         (iii) any corporation or other entity a majority of whose voting stock is owned by Tenant;

         (iv) any corporation or other entity which has the power to direct Tenant's management and operation or whose management and operation is controlled by Tenant; and

         (v) any purchaser of all or substantially all of the assets or substantially all of the voting stock and equity interests in Tenant, provided the purchasing entity assumes the liabilities and obligations of Tenant hereunder;

(all of the foregoing collectively hereinafter referred to as "Related
Entities").

Tenant shall provide Landlord with written notice of any such assignment or subletting within thirty (30) days of the effective date thereof, which notice shall include the correct name and address of the assignee or sublessee. Tenant shall not be released by any such assignment or sublet.

                                   ARTICLE 16

                             SUBORDINATION OF LEASE

16.01    SUBORDINATION TO MORTGAGES AND GROUND LEASES

         This Lease and all the rights of Tenant hereunder are and shall be automatically subject and subordinate to the lien of any ground or underlying leases and to any mortgage or mortgages, whether fee or leasehold mortgages, which may now affect the Premises or the Building or the land under the Building and to all renewals, modifications, consolidations, and extensions thereof, and advances thereunder. In order to confirm such subordination, Tenant shall execute and deliver such instruments upon commercially reasonable terms, and in the event Tenant fails to do so within ten (10) business days after written demand therefor, the same, at Landlord's option, may be treated as a default hereunder, subject to any applicable notice provisions of Article 13, above. Landlord agrees that it shall use commercially reasonable efforts to provide Tenant with a written agreement from the holder(s) of any liens superior to Landlord's and existing as of the Lease Date wherein such party (i) acknowledges this Lease and Tenant's rights hereunder, and (ii) agrees that so long as no Event of Default shall occur and continue, such party shall not disturb the tenancy hereby created (any such agreement herein called a "Non-Disturbance Agreement "). Tenant shall, within ten (10) business days of Landlord's written request, subordinate this Lease to any future lien placed by Landlord upon the Building and/or the land on which the Building is constructed, provided that the intended lien holder executes and delivers to Tenant a Non-Disturbance Agreement upon commercially reasonable terms.

16.02    OTHER AGREED MATTERS

         Tenant will not knowingly do, suffer or permit any act, happening or occurrence or any condition to occur or remain which may be prohibited under the terms or provisions of any ground or underlying lease or mortgage to which this Lease is subject or which will create a default thereunder except that Tenant shall not be obligated to pay the principal indebtedness or any installment thereof or interest thereon.

         So long as any such mortgage or lease shall remain a lien on the Premises, Tenant agrees simultaneously with the giving of any notice to Landlord which is required to be given by this Lease to give a duplicate copy thereof to any mortgagee or ground lessor, notice of whose name and address have been given by written notice to Tenant. Further, Tenant agrees that if Landlord defaults in the performing of any of its covenants under this Lease and if such default allows Tenant to cancel or surrender said Lease, the mortgagee or ground lessor may cure said default with the same effect as if cured by Landlord, and if necessary, enter upon the Premises for the purpose of curing any such default, provided that the mortgagee or ground lessor must cure the default within the time which Landlord is obligated to cure such default in the Lease. The giving of any such notice to Landlord shall not be properly given under the terms of this Lease and shall not be of any force and effect until a duplicate copy thereof shall also have been given to the mortgagee or ground lessor pursuant to this paragraph.

                                   ARTICLE 17

                                ENTRY TO PREMISES

17.01    ENTRY TO PREMISES BY LANDLORD

         Landlord shall have the right to enter the Premises upon reasonable prior written notice, at all reasonable times, during normal business hours (except in the event of an emergency), for the purpose of:

         (a) inspecting the same, and

         (b) making any repairs to the Premises and performing any work therein that may be necessary by reason of Tenant's default under the terms of this Lease continuing beyond the applicable periods of grace,

         (c) exhibiting the Premises for the purpose of sale, ground lease or mortgage, and

         (d) exhibiting the Premises to prospective tenants within six (6) months prior to the expiration of the term hereof.

         Tenant reserves the right to require that, except in the event of an emergency, Landlord, any of Landlord's Agents and/or any contractors, servicemen and/or prospective transferees and/or tenant(s) be accompanied by Tenant's designated representatives at all times during any showing.

                                   ARTICLE 18

                                   NOTICES AND
                                  CERTIFICATES

18.01    NOTICES

         Any notice, statement, certificate, request or demand required or permitted to be given in this Lease shall be in writing sent by recognized overnight courier service providing for a receipt upon delivery, or by registered or certified mail, postage prepaid, return receipt requested, addressed, as the case may be, to Landlord at the mailing address shown at the beginning of this Lease, and to Tenant at the address shown at the beginning of this Lease, with copies of each notice to: Applied Theory Corporation, 1500 Broadway, Suite 300, New York, New York 10036, Attention: Diane Barker; and to the Premises; or to such other addresses as Landlord or Tenant shall designate in the manner herein provided. Such notice, statement, certificate, request or demand shall be deemed to have been given on the date deposited with such courier or on the date mailed as aforesaid in any post office or branch post office regularly maintained by the United States Government, except for notice of change of address or revocation of a prior notice, which shall only be effective upon receipt.

         At any time or times when Tenant's interest herein shall be vested in more than one person, firm or corporation, jointly in common or in severally, a notice given by Landlord to any one such person, firm or corporation shall be conclusively deemed to have been given to all such persons, firms or corporations. Any notice by Tenant pursuant to the provisions hereof shall be void and ineffective unless signed by all such persons, firms and corporations, unless all such persons, firms and corporations shall have previously given notice to Landlord, signed by each of them designating and authorizing one or more of them to give the notice referred to, and such notice shall then be unrevoked by any notice to Landlord.

18.02    CERTIFICATE BY TENANT AND LANDLORD

         Within fifteen (15) days after request by the other party, Landlord and Tenant from time to time and without charge shall deliver to the requesting party or to a person, firm or corporation, thereby specified, a duly executed and acknowledged instrument certifying:

         (a) that this Lease is unmodified and in full force and effect, or if there has been any modification, that the Lease is in full force and effect, as modified, and identifying the date of any such modification; and

         (b) whether said party knows or does not know, as the case may be, of any default by the requesting party in the performance thereby of the terms, covenants, and conditions of this Lease, and specifying the nature of such defaults, if any; and

         (c) whether or not there are any then existing set-offs or defenses by Tenant to the enforcement by Landlord of the terms, covenants and conditions of this Lease and any modification thereof, and if so, specifying them; and

         (d) the date to which the fixed monthly rent has been paid.

Such certification shall not estop the party delivering the same from thereafter asserting any existing default of which said party did not have actual knowledge on the date of execution thereof.

                                   ARTICLE 19

                                   COVENANT OF
                                 QUIET ENJOYMENT

19.01    COVENANT OF QUIET ENJOYMENT

         Tenant, subject to the terms and provisions of this Lease, on payment of the rent and observing, keeping and performing all the terms and provisions of this Lease on its part to be observed, kept and performed shall lawfully, peaceably and quietly have, hold and enjoy the Premises during the term hereof on and after the Term Commencement Date without hindrance or ejection by Landlord and any other persons lawfully claiming possession to the Premises, or portion thereof, subject nevertheless to terms and conditions of this Lease and to any ground or underlying lease and/or mortgages.

                                   ARTICLE 20

                                    SERVICES

20.01    SERVICES

         (a) During the term of this Lease, Landlord shall furnish to the Premises electricity sufficient to operate the Premises for their intended purpose(s), lighting, elevator service, and water to the plumbing fixtures, if any, twenty-four (24) hours per day, seven (7) days a week, and, heating, ventilating, air conditioning, on Monday through Friday from 8:00 A.M. to 6:00 P.M. and on Saturday from 8:30 A.M. to 1:00 P.M., principal legal holidays excepted ("Building Hours"). Use of any of these services by Tenant outside these days and hours could result in an additional charge to Tenant as provided by the terms of Section 7.02 of this Lease, which charge shall be paid by Tenant to Landlord, as additional rent, within fifteen (15) days following the receipt of an invoice. Landlord shall also furnish janitorial services to the Premises in accordance with the Janitorial Specifications set forth in Exhibit "G", attached.

         (b) In addition to the obligations as set forth and described in the Lease, Landlord hereby covenants and warrants to:

         (i) maintain the Building Systems, including, without limitation, their availability to the Premises, in good working order and repair;

         (ii) maintain the outside walls, outside windows, roof, foundation and other structural portions of the Premises and the Building and the garage in good order and repair;

         (iii) cause such of the Common Areas as are exposed to the elements to be properly drained and kept reasonably free from ice and snow;

         (iv) maintain the parking lot, parking garage and landscaping (if any) of the Outside Common Areas in a good and clean condition and repair;

         (v) maintain adequate facilities such that utility services, including water, sewer, electricity, and telephone services, are and shall continue to be available to the Building throughout the Lease term, subject, however, to the provisions of Section 20.02, below;

         (vi) maintain adequate parking facilities for the Building in compliance with municipal requirements;

         (vii) maintain reasonable elevator service to the Premises;

20.02    INTERRUPTION OF SERVICE

         No diminution or abatement of rent or other compensation shall be claimed or allowed for inconvenience or discomfort arising from the making of repairs or improvements to the Building or its appurtenances; provided, however that the same do not materially interfere with Tenant's reasonable access to and from the Premises, or otherwise interfere in any material way with Tenant's ability to conduct its normal business operations from the Premises. Except as hereinafter provided, there shall be no diminution or abatement of rent or any other compensation for interruption or curtailment of any service or utility herein expressly or impliedly agreed to be furnished by Landlord when such interruption or curtailment shall be due to accident, alterations, repairs desirable or necessary, or to inability or difficulty in securing supplies or labor, or to some other cause not negligence on the part of Landlord or of any Landlord Party. No such interruption or curtailment shall be deemed a constructive eviction. Tenant agrees that Landlord shall not be responsible for interruption of utility service caused by any utility company or governmental regulatory agency. Anything contained in the foregoing to the contrary notwithstanding, if any interruption or curtailment of service, or other condition of the Premises or any part of the Building or the Building Common Areas or Outside Common Areas shall unreasonably interfere with Tenant's access to and from the Premises and/or Tenant's normal business operations at the Premises, and such condition shall continue for more than three (3) consecutive Business Days, or for more than ten (10) nonconsecutive Business Days during any thirty (30) day period, all obligation of Tenant to pay Fixed Monthly Rent, Additional Rent and/or other charges hereunder shall abate until the services are restored in full and/or the condition is remedied such that Tenant's access and/or business operations may resume to normal operations.

                                   ARTICLE 21

                                 CERTAIN RIGHTS
                              RESERVED TO LANDLORD

21.01    CERTAIN RIGHTS RESERVED TO LANDLORD

         Landlord reserves the following rights:

         (a) To name the Building and to change the name or street address of the Building, provided that the Building shall not be named for a person or entity whose business is in competition with Tenant;

         (b) To install and maintain a sign or signs on the exterior or interior of the Building;

         (c) To designate all sources furnishing sign painting, and lettering, and like services used on the Premises;

         (d) During the last ninety (90) days of the term, if during or prior to that time Tenant vacates the Premises, upon at least five (5) business days prior written notice to Tenant, to decorate, remodel, repair, alter or otherwise prepare the Premises for reoccupancy, including the placing of a notice of reasonable size on or in the Premises offering said Premises "For Rent" or "For Lease", all without affecting Tenant's obligation to pay Fixed Monthly Rental for the Premises, but such entry and work shall be at LANDLORD'S SOLE RISK, and Landlord hereby acknowledges and agrees that Landlord, by such entry, waives any and all claim of any kind or nature against Tenant or Tenant's insurance carrier for any condition of the Premises, Additional Rent accruing after such date, and/or any injury to person (including death) occurring on, in or about the Premises; Tenant may require that Landlord acknowledge the foregoing in a signed writing before permitting Landlord to commence any such work;

         (e) To constantly have pass keys to the Premises;

         (f) At any time in the event of an emergency, or otherwise at reasonable times upon reasonable prior written notice to Tenant and subject to all other provisions of this Lease, to take any and all reasonable measures, including inspections, repairs, alterations, additions and improvements to the Premises or to the Building, as may be reasonably necessary for the safety, protection or preservation of the Premises or the Building or the Landlord's interests, or as may be necessary in the operations or improvement of the Building or in order to comply with all laws, orders and requirements of governmental or other authority; and

         Nothing in this Lease shall imply any duty on the part of the Landlord to do work which, under any of the provisions of this Lease Tenant may be required to perform, and the performance thereof by Landlord shall not constitute a constructive eviction nor a waiver of Tenant's default in failing to so perform. In the event Landlord performs or causes any such work to be performed following appropriate notice to Tenant as may be required by the terms of this Lease, Tenant shall pay the reasonable and actual cost thereof to Landlord forthwith as additional rent upon receipt of Landlord's invoice therefor, including reasonable supporting documentation of all amounts spent. No exercise by Landlord of any rights provided in this paragraph 21.01 or elsewhere in this Lease shall entitle Tenant to any damages for inconvenience, disturbance, loss of business or other damage to Tenant occasioned thereby nor to any abatement of rent or additional rent, except as may be provided otherwise by the terms of this Lease.

                                   ARTICLE 22

                            MISCELLANEOUS PROVISIONS

22.01    HOLDOVER

         Should Tenant continue to occupy the Premises after the expiration of the term hereof or after a forfeiture incurred, whether with or against the consent of Landlord, such tenancy shall be from month-to-month, and such month-to-month tenancy shall be under all the terms, covenants and conditions of this Lease, and at one and one-half (1 and 1/2) times the fixed monthly rent reserved herein.

22.02    LIMITATION ON PERSONAL LIABILITY

         (a) It is understood and agreed that Tenant shall look solely to the estate and property of Landlord in the Building, the Outside Common Areas (including, without limitation, the garage and any adjacent property owned by Landlord and/or its affiliates, to the extent the same are used in connection with the Building and/or the Outside Common Areas, the costs of which are included as part of Operating Costs, together with any "Proceeds", hereinafter defined), for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms, covenants and conditions of this Lease to be observed and/or performed by Landlord and any other obligation of Landlord created by or under this Lease and no other property or assets of Landlord or of its partners, beneficiaries, co-tenants, shareholders, or principals (as the case may be) shall be subject to levy, execution or other enforcement procedures. For purposes of this Section 22.02, "Proceeds" shall mean:

         (i) proceeds of sale by Landlord of its interest in the Building, the Outside Common Areas (including, without limitation, the garage and any adjacent property the costs of which are included as part of Operating Costs, hereinafter, "Garage" and "Adjacent Property", respectively), or any portions thereof, to the extent such sums are in excess of sums necessary to discharge or pay-off any third party outstanding loan, including reasonable expenses paid by Landlord in connection with the sale;

         (ii) condemnation awards received by Landlord in connection with the taking the Building, the Outside Common Areas, the Garage and any Adjacent Property (or portions thereof), to the extent said proceeds are made available to Landlord by any holder of any outstanding mortgage or other lien on such property, and are not used for the repair the Building so taken; and

         (iii) insurance proceeds received by Landlord in connection with any damage or destruction to the Building, the Outside Common Areas, the Garage and any Adjacent Property (or portions thereof), to the extent said proceeds are made available to Landlord by any holder of any outstanding mortgage or other lien on such property and are not used for the repair or restoration of the Building or Property so damaged.

         (b) The term "Landlord," as used in subparagraph 22.02(a) above and throughout this Lease, so far as covenants and agreements on the part of the Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the Building and Lease. Further, in the event of any transfer or transfers of the title to the said Lease and/or the Building, upon the express written assumption of all of the obligations of "Landlord" hereunder by the grantee of such interest (a copy of which must be delivered to Tenant), Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor), including each of its partners, beneficiaries, co-tenants, shareholders, or principals (as the case may be), shall be automatically freed and relieved from and after the effective date of such assumption made in connection with such transfer and conveyance of the accrual of any further liability as respects the performance of any covenants and agreements on the part of Landlord. Landlord or the grantor shall turn over to the grantee all monies and security, if any, then held by Landlord or such grantor on behalf of Tenant and shall assign to such grantee all right, title and interest of Landlord or such grantor thereto, it being intended that the covenants and agreements contained in this Lease on the part of Landlord to be performed shall, subject as aforesaid, be binding on Landlord, its successors and assigns.

22.03    NO REPRESENTATIONS BY LANDLORD

         Landlord or Landlord's agents have made no representations or promises with respect to the Building, the land upon which the Building is erected or the Premises except as herein expressly set forth in the provisions of this Lease.

22.04    LEASE BINDING

         All covenants of this Lease (other than those regarding the payment of Fixed Monthly Rent, Additional Rent or other charges) which are binding upon Tenant shall be construed to be equally applicable to and binding upon Tenant's agents, employees and others claiming the right to be in the Premises or in the Building through or under Tenant.

         If more than one individual, firm or corporation shall join as Tenant, the singular context shall be construed to be plural wherever necessary and the covenants of Tenant shall be the joint and several obligations of each entity named as Tenant, and, when the parties named as

Tenant are partners, shall be the joint and several obligations of the firm and of the individual members thereof.

22.05    VAULTS, VAULT SPACE, ETC.

         No vaults, vault space or space not within the property line of the Building is leased hereunder, anything contained in or indicated on any sketch, blueprint or plan, or anything contained elsewhere in this Lease to the contrary notwithstanding. Landlord makes no representations as to the location of the property line of the Building. All vaults and vault space and all space not within the property line of the Building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space be diminished or required by any Federal, State, Municipal Authority or public utility, Landlord shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any fee or charge of municipal authorities for and attributable to any vault space, or portion thereof, actually used by Tenant, only, shall be paid by Tenant.

22.06    FAILURE TO GIVE POSSESSION

         If the Building is not in the course of construction, and Landlord is unable to give possession of the Premises on the Term Commencement Date by reason of the holding over or retention of possession of any tenant, tenants, or occupants or for any other reason, or if repairs, improvements or decoration of the Premises or of the Building are not completed, such inability by Landlord shall not constitute a default under this Lease but the Term Commencement Date shall be postponed until such date as such holdover tenant or occupant shall give up possession of the Premises and the term of this Lease shall be deemed to commence on such Term Commencement Date as postponed (and the termination date of the term of the Lease shall be extended by the same period as the Term Commencement Date is postponed). Anything contained in the foregoing to the contrary notwithstanding, if Landlord's Work is not Substantially Completed and possession of the Premises delivered to Tenant by the expiration of one hundred and twenty (120) days following the later to occur of (i) the Lease Date, and
(ii) Landlord's receipt of Tenant's proposed floor plan for the Premises; and any delay in Substantial Completion shall not be due to Force Majeure (not to exceed an aggregate of fifteen (15) business days), nor to any act or omission of Tenant, Tenant's contractors, agents or employees (collectively, "Tenant Delay"), then, in such case, Tenant shall receive one (1) day of free Minimum Rent for each day expiring between the expiration said one hundred and twenty
(120) day period (as may have been extended due to Force Majeure or Tenant Delay) and the date on which Tenant receives "Landlord's Notice of Substantial Completion" (defined in Section 2.02(b)). If Landlord's Work is not Substantially Completed by the expiration of one hundred and eighty (180) days following the Lease Date, then, until Tenant shall receive Landlord's Notice of Substantial Completion in accordance with the provisions of Section 2.02, Tenant shall have the option to terminate upon written notice to Landlord.

22.07    RELOCATION OF TENANT

         INTENTIONALLY DELETED.


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

22.08    FORCE MAJEURE

         The period of time during which either party is prevented or delayed, in the performance or the making of any improvements or repairs or fulfilling any obligation other than the payment of fixed monthly rent or additional rent required under this Lease due to unavoidable delays caused by fire, catastrophe, strikes or labor trouble, civil commotion, Acts of God or the public enemy, governmental prohibitions or regulation or inability to obtain materials by reason thereof, or other causes beyond such party's reasonable control, shall be added to such party's time for performance thereof, and such party shall have no liability by reason thereof, subject to the express terms of this Lease.

22.09    ATTORNMENT BY TENANT

         If at any time during the term of this Lease Landlord hereunder shall be the holder of a leasehold estate covering premises which include the Premises and if such leasehold estate shall be cancelled or otherwise terminated prior to the expiration date thereof and prior to the expiration of the term of this Lease or in the event of the surrender thereof whether voluntary, involuntary or by operation of law, Tenant shall make full and complete attornment to the lessor of such leasehold estate for the balance of the term of this Lease upon the same covenants and conditions as are contained herein upon the written assumption of the respective lessor of all of the obligations of "Landlord" hereunder (a copy of which must be provided to Tenant), so as to establish direct privity between such lessor and Tenant and with the same force and effect as though this Lease was made directly from such lessor to the Tenant. As of the effective date of the assumption, Tenant shall make all rent payments thereafter directly to such lessor, and Landlord waives any right to recover the same from Tenant. In the event any proceedings are brought for the foreclosure of, or in the event of conveyance by deed in lieu of foreclosure of, or in the event of exercises of the power of sale under any mortgage or deed of trust made by Landlord covering the leases Premises, or in the event Landlord sells, conveys or otherwise transfers its interest in the Building or any portion thereof containing the leased Premises, upon Tenant's receipt of evidence that the respective transferee has assumed all of the obligations of "Landlord" under this Lease, Tenant shall attorn to and hereby covenants and agrees to execute an instrument in writing reasonably satisfactory to the new owner whereby Tenant attorns to such successor in interest and recognizes such successor as the Landlord under this Lease.

22.10    LANDLORD MAY PAY TENANT'S OBLIGATIONS

         All costs and expenses which Tenant assumes or agrees to pay under the provisions of this Lease shall at Landlord's election be treated as additional rent, and in the event of nonpayment, subject to any applicable period of notice or cure, Landlord shall have all the rights and remedies herein provided for in case of nonpayment of rent or of a breach of covenant. If Tenant shall default in making any payment required to be made by Tenant (other than the payment of rent as provided by Article 3 above), said failure continuing for more than ten
(10) days following Tenant's receipt of written notice thereof from Landlord, or shall default in performing any term, covenant or condition of this Lease on the part of Tenant to be performed which shall involve the expenditure of money by Tenant, continuing for more than thirty (30) days following Tenant's receipt of written notice thereof from Landlord, then, Landlord at Landlord's option may, but shall not be obligated to, make such payment or, on behalf of Tenant, expend such sum as may be reasonably necessary to perform and fulfill such term, covenant or condition, and any and all sums so expended by Landlord, with interest thereon at the "Lease Rate" defined in Section 3.03, above, from the date of such expenditure, shall be and be deemed to be additional rent, in addition to the rent provided in Article 3 and shall be repaid by Tenant to Landlord on written demand (including reasonable supporting documentation of all amounts), but no such payment or expenditures by Landlord shall be deemed a waiver of Tenant's default nor shall it affect any other remedy of Landlord by reason of such default.

22.11    DEFINITION OF "TENANT'S ALLOCABLE SHARE"

         (a) For purposes of determining Tenant's Allocable Share herein, except as provided in subparagraph(b) below, such share shall be the percentage resulting from dividing the number of square feet set forth in Paragraph 1.01 above, by the total number of square feet leaseable in the Building as of the beginning of each lease year or partial lease year. As of the Lease Date, the Building contains 108,000 leaseable square feet of premises.

         (b) For purposes of determining Tenant's Allocable Share for Paragraph 3.02, such share shall be the percentage resulting from dividing the number of square feet set forth in Paragraph 1.01 above, by the total number of square feet leaseable in the Building as of the beginning of each lease year or partial lease year.

22.12    DIVISION OF COST

         Landlord may construct and operate other office buildings located adjacent to the Building and Tenant agrees that Landlord may treat the Building and the adjacent buildings as one unit for the purpose of purchasing and providing energy and water, insurance and common services included within the definition of Operating Costs. Landlord shall equitably allocate such costs between the Building and the adjacent building(s) for each lease year or partial lease year.

22.13    EFFECT OF CAPTIONS

         The captions or legends on this Lease are inserted only for convenient reference or identification of the particular paragraphs. They are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Lease, or any paragraph or provision thereof.

22.14    AUTHORIZED TO DO BUSINESS IN NEW YORK

         Landlord and Tenant represent and covenant to the other that it is and throughout the term of this Lease shall be authorized to do business in the State of New York. Landlord further represents and warrants that it is the owner of the Building and the Outside Common Areas as of the Lease Date and that it has full power and authority to enter into to this Lease and to perform all of the obligations of "Landlord" hereunder.

22.15    EXECUTION IN COUNTERPARTS

         This Lease may be executed in one or more counterparts, any one or all of which shall constitute but one agreement.

22.16    MEMORANDUM OF LEASE

         This Lease may not be recorded. Both parties agree that, if requested by the other party, it shall execute a Memorandum of Lease in recordable form pursuant to Section 291-c of the Real Property Law of the State of New York, the recording of which shall be paid for by the requesting party.

22.17    LAW GOVERNING EFFECT AND GENDER

         This Lease shall be construed in accordance with the laws of the State of New York and shall be binding upon the parties hereto and their respective legal representatives, successors and assigns except as expressly provided otherwise. Use of the neuter gender shall be deemed to include the masculine or feminine, as the sense requires. Any reference to successors and assigns of Tenant is not intended to constitute a consent to any assignment by Tenant but has reference only to those instances in which Landlord may later give consent to a particular assignment as required by the provisions of Article 15 hereof.

22.18    AMENDMENTS

         The parties hereto mutually agree that so long as a mortgage or any extension thereof shall be a lien upon the Premises, they will not reduce the rents from that provided for in this Lease, provide for payments of rents prior to the time herein provided for, nor terminate said Lease prior to the end of the term, except as otherwise provided in this Lease or otherwise permitted by the provisions of the mortgage, without first obtaining the consent of the mortgagee in writing, and that any such proposed modification or termination without said mortgagee's consent shall be void as against said mortgagee.

22.19    COMPLETE AGREEMENT

         This Lease (including the Addendum and Exhibits hereto) contains and embraces the entire agreement between the parties hereto and it or any part of it may not be changed, altered, modified, limited, terminated, or extended orally or by any agreement between the parties unless such agreement be expressed in writing, signed and acknowledged by the parties hereto, their legal representative, successors or assigns, except as may be expressly otherwise provided herein.

22.20    INVALIDITY OF PARTICULAR PROVISIONS

         If any term or provision of this Lease or the application thereof to any person or circumstances shall to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

22.21    EXECUTION OF LEASE BY LANDLORD

         The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises and this document becomes effective and binding only upon the execution and delivery hereof by Landlord and by

Tenant. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and may be modified or altered only by agreement in writing between Landlord and Tenant, and no act or omission of any employee or other agent of Landlord shall alter, change or modify any of the provisions hereof.

22.22    RELATIONSHIP OF THE PARTIES

         Nothing contained herein shall be deemed or construed by the parties hereto nor by any third party as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of computation of rent nor any other provision herein contained, nor any acts of the parties hereto, shall be deemed to create any relationship between the parties hereto other than Landlord and Tenant.

22.23    GUARANTY OF LEASE

         INTENTIONALLY DELETED.

22.24    OTHER PROVISIONS

         There is attached hereto and incorporated herein an addendum containing additional provisions to this Lease ("Addendum"), said Addendum consisting of four (4) pages, containing Paragraphs (I) through (XVIII). Should there be or arise any conflict between the foregoing provisions of the Lease and the Addendum, the provisions of the Addendum shall in all instances govern and control.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.


LANDLORD:                              TENANT:
224 HARRISON ASSOCIATES, LLC           APPLIED THEORY CORPORATION


By: /s/ John P. Funiciello             By: /s/ Angelo A. Gencarelli III
    --------------------------             ------------------------------------
Printed Name:  John P. Funiciello      Printed Name: Angelo A. Gencarelli III
Title:  Member                         Title:  Sr. Director of Accounting &
                                               Controller


                           (Acknowledgement of TENANT)


STATE OF NEW YORK}
                                      SS.:
COUNTY OF ONONDAGA}

         On this 17th day of September, 1999, before me personally came Angelo
A. Gencarelli III, to me personally known, who, being by me duly sworn, did depose and say that (s)he resides at 4007 Arrowhead Lane, Liverpool, New York, that (s)he is the Senior Director of Accounting and Controller of APPLIED THEORY CORPORATION, the corporation described in, and which executed the within Lease as "Tenant"; and who further acknowledged to me that (s)he executed said Lease for, on behalf and in the name of said corporation by and with the authorization thereof.

                                      /s/ Margaret A. Smallman
                                      ---------------------------------
                                      NOTARY PUBLIC


                          (Acknowledgement of LANDLORD)


STATE OF NEW YORK}
                     SS.:
COUNTY OF ONONDAGA}

         On this 17th day of September, 1999, before me personally came John P. Funiciello, to me personally known, who, being by me duly sworn, did depose and say that (s)he resides at 3184 Olive Drive, Baldwinsville, New York, that (s)he is one (1) of the Members of 224 HARRISON ASSOCIATES, LLC, the entity named and described in, and which executed, the within Lease as "Landlord"; and who further acknowledged to me that (s)he executed said Lease for, on behalf and in the name of said entity by and with the authorization thereof.


                                       /s/ Margaret A. Smallman
                                       --------------------------------
                                       NOTARY PUBLIC